SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 12, 2002

Date of Report (Date of earliest event reported)

CORIXA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22891	91-1654387

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1124 Columbia Street, Suite 200, Seattle, Washington 98104

(Address of Principal Executive Offices)	(Zip Code)

(206) 754-5711

(Registrant’s Telephone Number, Including Area Code)

None

(Former Name or Former Address, if Changed Since Last Report)

Item 5.     Other Events

     On March 13, 2002, Corixa Corporation announced the receipt of a complete review letter from the U.S. Food and Drug Administration, or FDA, regarding the FDA’s review of the biologics license application, or BLA, for BEXXAR®, an investigational radioimmunotherapy for the treatment of low-grade or transformed low-grade non-Hodgkin’s lymphoma. In the complete review letter received in the evening of March 12, 2002, the FDA stated that in its opinion, Corixa’s September 10, 2001 response to the FDA’s March 16, 2001 complete review letter did not provide sufficient evidence of the safety and net clinical benefit of BEXXAR and further stated that additional clinical studies will be required to provide such evidence. Regarding Corixa’s prior request for accelerated approval, the letter stated that the data reviewed by the FDA does not provide sufficient evidence that BEXXAR addresses an unmet medical need. As a result of the receipt of the complete review letter, Corixa is reviewing its recorded goodwill for impairment. A copy of the press release relating to the complete review letter is attached as Exhibit 99.1.

Item 7.     Financial Statements and Exhibits

99.1	Corixa Corporation press release dated March 13, 2002, announcing receipt of a complete review letter from the FDA following the FDA’s review of the BLA for BEXXAR.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORIXA CORPORATION

Dated: March 19, 2001	By	/s/ Michelle Burris

Name: Michelle Burris Its: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Corixa Corporation press release dated March 13, 2002, announcing receipt of a complete review letter from the FDA following the FDA's review of the BLA for BEXXAR.